UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

712 Fifth Avenue, 18th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Notes Offering

On May 18, 2016, Griffon Corporation (the “Company”) completed its previously announced add-on notes offering (the “Notes Offering”) of $125 million aggregate principal amount of 5.25% senior notes due 2022 (the “New Notes”). The New Notes were issued at a price equal to 98.76% of face value, plus accrued interest from March 1, 2016. The New Notes were issued under the same indenture dated as of February 27, 2014 by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Indenture”), pursuant to which the Company previously issued $600,000,000 in aggregate principal amount of its 5.25% Senior Notes due 2022 (the “Existing Notes” and together with the New Notes, the “Notes”). The New Notes were sold in a private placement pursuant to a purchase agreement, dated May 13, 2016, among the Company, the guarantors named therein (the “Guarantors”) and Deutsche Bank Securities Inc., as the initial purchaser of the New Notes (the “Initial Purchaser”). The New Notes were resold by the Initial Purchaser to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The New Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. The net proceeds to the Company from the Notes Offering were approximately $121 million.

The New Notes have identical terms to the Existing Notes, other than the issue date, the issue price and the first interest payment date. The New Notes will be treated as a single class of notes with the Existing Notes for all purposes under the Indenture but will not be fungible with or have the same CUSIP and ISIN numbers as the Existing Notes unless and until such time as the New Notes are exchanged for additional Existing Notes pursuant to the terms of a registration rights agreement.

The Company will use the proceeds of the Notes Offering (i) to repay a portion of its outstanding borrowings under its revolving credit facility and (ii) for the payment of related fees and expenses. Subsequently the Company may re-borrow amounts repaid under its revolving credit facility for general corporate purposes, including to fund acquisitions and for share repurchases.

Indenture

Certain terms and conditions of the Notes and the Indenture are as follows:

Maturity. The Notes mature on March 1, 2022.

Interest. The Notes accrue interest at a rate of 5.25% per year. Interest on the Notes is paid semi-annually on each March 1 and September 1.

Ranking. The Notes and guarantees will be senior unsecured obligations of the Company and the Guarantors and will be:

•	equal in right of payment to all of the Company’s and the Guarantors’ existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

•	effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness and other obligations to the extent of the value of the collateral securing that indebtedness and other obligations;

•	structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s or the Guarantors’ subsidiaries that do not guarantee the Notes; and

•	senior in right of payment to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

Guarantees. The Notes will be unconditionally guaranteed on a joint and several and senior unsecured basis by the Guarantors. If the Company or any of its restricted subsidiaries organize, acquire, transfer assets to or otherwise invest in any newly created or acquired domestic restricted subsidiary (other than a domestic restricted subsidiary if the Net Book Value (as defined in the Indenture) of such domestic restricted subsidiary’s assets, when taken together with the aggregate Net Book Value of the assets of all other domestic restricted subsidiaries that are not Guarantors, as of such date, does not exceed in the aggregate $50.0 million), then such domestic restricted subsidiary shall unconditionally guarantee the Notes.

In addition, to the extent that the collective Net Book Value of the assets of the Company’s non-guarantor domestic restricted subsidiaries, as of the date of the organization, acquisition, transfer of assets to or investment in a non-guarantor domestic restricted subsidiary, exceeds $50.0 million, then one or more of such non-guarantor domestic restricted subsidiaries shall guarantee the Notes, such that the collective Net Book Value of the assets of all remaining non-guarantor domestic restricted subsidiaries does not exceed $50.0 million.

Optional Redemption. The Company may redeem some or all of the Notes at any time prior to March 1, 2017, for cash at a redemption price equal to 100% of their principal amount plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to the redemption date. In addition, at any time (which may be more than once) before March 1, 2017, the Company may redeem up to 40% of the outstanding Notes with the proceeds from one or more public equity offerings at a redemption price equal to 105.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, provided that the Notes are redeemed within 90 days of completing the public equity offering and at least 60% of the aggregate principal amount of Notes issued remains outstanding afterwards.

Additionally, the Company may redeem the Notes, in whole or in part, at any time on and after March 1, 2017 at the redemption prices set forth in the Indenture (initially 103.938% of the principal amount of the Notes and declining to 100% of the principal amount of the Notes on or after March 1, 2020), plus accrued and unpaid interest to the redemption date.

Repurchases at the Option of Holders. Upon the occurrence of a Change of Control (as defined in the Indenture) or certain Asset Sales (as defined in the Indenture), the Company must offer to repurchase the Notes at a price equal to 101%, in the case of a Change of Control, or 100%, in the case of an Asset Sale, of the principal amount of the Notes plus accrued and unpaid interest to the date of repurchase.

Covenants. The Indenture contains customary covenants limiting the Company’s ability and the ability of the Company’s restricted subsidiaries to, among other things:

•	incur additional debt, issue preferred stock or enter into sale and leaseback transactions;

•	pay dividends or distributions on its capital stock or repurchase its capital stock or make other restricted payments;

•	issue preferred stock of subsidiaries;

•	make certain investments;

•	create liens on the Company’s and its restricted subsidiaries’ assets;

•	enter into transactions with affiliates;

•	merge, consolidate or sell substantially all of the Company’s assets;

•	transfer and sell assets;

•	create restrictions on dividends or other payments by the Company’s restricted subsidiaries; and

•	create guarantees of indebtedness by restricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions, which are set forth in the Indenture. Many of these covenants will cease to apply to the Notes during any period that the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s, provided no default has occurred and is continuing under the Indenture.

Events of Default. If an event of default, as specified in the Indenture, shall occur and be continuing, either the Trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes.

A copy of the Indenture, which includes the form of the Notes, is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 27, 2014 and is incorporated herein by reference. The description set forth above of certain terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the Notes.

Registration Rights Agreement

In connection with the Notes Offering, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of May 18, 2016, with Deutsche Bank Securities Inc., as the Initial Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission a registration statement, and use its commercially reasonable efforts to cause such registration statement to become or be declared effective, relating to an offer to exchange the New Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the New Notes. If the Company is not able to effect the exchange offer or, in certain circumstances, an exchange offer is not available, the Company will instead and/or in addition be obligated to file a shelf registration statement covering the resale of the New Notes and use its commercially reasonable efforts to cause such registration statement to become or be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the New Notes.

The description of certain terms of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.03 Material Modifications to Rights of Security Holders

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Events

On May 18, 2016, the Company issued a press release announcing the closing of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

4.1	Registration Rights Agreement, dated as of May 18, 2016, by and among Griffon Corporation, the Guarantors party thereto and Deutsche Bank Securities Inc., as the Initial Purchaser.

99.1	Press Release, dated May 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

Date: May 18, 2016	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Registration Rights Agreement, dated as of May 18, 2016, by and among Griffon Corporation, the Guarantors party thereto and Deutsche Bank Securities Inc., as the Initial Purchaser.

99.1	Press Release, dated May 18, 2016.